Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PARTNERSHIP OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SERIES 17 PREFERRED UNITS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FORM OF CERTIFICATE EVIDENCING

5.25% CLASS A PREFERRED LIMITED PARTNERSHIP UNITS, SERIES 17

OF

BROOKFIELD RENEWABLE PARTNERS L.P.

A PARTNERSHIP FORMED UNDER THE LAWS OF BERMUDA

CERTIFICATE NUMBER:	INITIAL NUMBER OF SERIES 17 PREFERRED UNITS: ___________

CUSIP Number: G16258231

ISIN: BMG162582313

Brookfield Renewable Partners L.P., a Bermuda exempted partnership (the “Partnership”), hereby certifies that CEDE & CO. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable units of the Partnership’s designated 5.25% Class A Preferred Limited Partnership Units, Series 17, with a liquidation preference of $25.00 per unit (the “Series 17 Preferred Units”). The Series 17 Preferred Units are transferable on the books of the Partnership or its duly authorized Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed. The rights, preferences and limitations of the Series 17 Preferred Units are set forth in, and this certificate and the Series 17 Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, dated May 3, 2016, as amended on May 25, 2016, February 14, 2017, January 16, 2018, February 28, 2019, March 11, 2019, and February 24, 2020, and as the same may be further amended from time to time (the “Partnership Agreement”). Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership. In the case of any conflict between this certificate and the Partnership Agreement, the provisions of the Partnership Agreement shall control and govern.

Upon receipt of this executed certificate, the Holder is bound by the Partnership Agreement and is entitled to the benefits thereunder.

The Holder, by accepting this certificate, is deemed to have (i) requested admission as, and agreed to become, a limited partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement; and (v) ratified and confirmed all contracts, agreements, assignments and instruments entered into on behalf of the Partnership in accordance with the Partnership Agreement.

This certificate shall not be valid for any purpose unless it has been countersigned and registered by the registrar and transfer agent (the “Transfer Agent”).

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its General Partner this ____ day of February, _______.

BROOKFIELD RENEWABLE PARTNERS LIMITED, the general

partner of BROOKFIELD RENEWABLE PARTNERS L.P.

Name: Title:

COUNTERSIGNATURE

These are the Series 17 Preferred Units referred to in the within-mentioned Partnership Agreement.

Dated: _________________, _____

REGISTRAR AND TRANSFER AGENT

COMPUTERSHARE TRUST COMPANY OF CANADA

Name: Title:

FOR VALUE RECEIVED, ________________________________________________________________, hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

_____________________________Series 17 Preferred Units representing preferred limited partnership interests evidenced by this certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________________________________________________________________________

as its attorney-in-fact with full power of substitution to transfer the same on the books of Brookfield Renewable Partners L.P.

Dated:

(Signature)	(Signature)

NOTICE:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15

Signature Guaranteed By: _____________________________________________

No transfer of the Series 17 Preferred Units evidenced hereby will be registered on the books of the Partnership or its duly authorized Transfer Agent unless the certificate evidencing the Series 17 Preferred Units to be transferred is surrendered for registration of transfer.

SCHEDULE I

BROOKFIELD RENEWABLE PARTNERS L.P.

Global Series 17 Preferred Unit

Certificate Number: ____

The number of Series 17 Preferred Units initially represented by this global Series 17 Preferred Unit shall be _______________. Thereafter the Transfer Agent shall note changes in the number of Series 17 Preferred Units evidenced by this global Series 17 Preferred Unit in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Series 17 Preferred Units Represented by this Global Series 17 Preferred Unit	Amount of Increase in Number of Series 17 Preferred Units Represented by this Global Series 17 Preferred Unit	Number of Series 17 Preferred Units Represented by this Global Series 17 Preferred Unit following Decrease or Increase	Signature of Authorized Officer of Transfer Agent